Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-4 and Prospectus of City Holding Company of our report, dated June 5, 2003, on the consolidated financial statements of Classic Bancshares, Inc. as of March 31, 2003 and 2002, and for each of the three years in the period ended March 31, 2003. We also consent to the reference to our firm under the heading of “Independent Public Accountants and Experts” in the Prospectus.

/s/    Smith, Goolsby, Artis & Reams, P.S.C.

March 14, 2005

Ashland, Kentucky